Exhibit 23(i)


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP





We consent to the reference to our firm under the heading "Legal Counsel" in the statement of additional information included in Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A for The Kelmoore Strategy(R) Variable Trust (File No. 333-88877). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP





By: /s/ Kimberly J. Smith
    ---------------------
    Kimberly J. Smith

Washington, D.C.
April 23, 2001